UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2006

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

321 Harrison Avenue, Boston, Massachusetts   02118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)	On November 6, 2006, George W. Chamillard announced he will be retiring from the Board of Directors (the “Board”) of Teradyne, Inc. (“Teradyne”) effective December 31, 2006. Mr. Chamillard currently serves as the Chairman of the Board of Teradyne and was the former Chief Executive Officer. On November 9, 2006, Teradyne issued a press release announcing Mr. Chamillard’s retirement. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 7, 2006, the Board unanimously elected Patricia S. Wolpert to serve as the new Chair of the Board effective January 1, 2007 immediately following Mr. Chamillard’s retirement. The Board had previously determined that Ms. Wolpert has no material relationship with Teradyne and is independent within the meaning of the rules and regulations of the Securities Exchange Commission and the New York Stock Exchange.

(e)	On November 7, 2006, the Board also approved the equity award form for the granting of restricted stock unit awards to executive officers, including the chief executive officer, pursuant to the terms of Teradyne’s 2006 Equity and Cash Compensation Incentive Plan (the “2006 Plan”). The 2006 Plan was previously approved by shareholders on May 25, 2006. A copy of the form is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events

Change in Board Size

In connection with Mr. Chamillard’s retirement and in accordance with Teradyne’s by-laws, the Board voted to reduce its size from nine members to eight members effective December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Grant and Terms (Executives) under the 2006 Equity and Cash Compensation Incentive Plan.

99.1	Press Release, dated November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: November 9, 2006	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Grant and Terms (Executives) under the 2006 Equity and Cash Compensation Incentive Plan.

99.1	Press Release, dated November 9, 2006.